                                                                   Exhibit 11.1



                CAPITAL FACTORS HOLDING, INC. AND SUBSIDIARIES
                      CALCULATION OF EARNINGS PER SHARE



                                                        Three Months Ended
                                                             March 30,
Primary                                                 1997           1996
-------                                              ----------     ----------
Weighted average number of common shares
  outstanding                                         12,300,000     10,000,000
Common equivalent shares outstanding - options                 0              0
                                                     -----------    -----------
Total common and common equivalent shares
  outstanding                                         12,300,000     10,000,000
                                                     ===========    ===========

Net income                                             2,319,944      1,903,044
                                                     -----------    -----------

Primary earnings per share                           $      0.19    $      0.19
                                                     ===========    ===========

Fully diluted
-------------

Weighted average number of common shares
  outstanding                                         12,300,000     10,000,000
Common equivalent shares outstanding - options           233,978              0
                                                     -----------    -----------
Total common and common equivalent shares
  outstanding                                         12,533,978     10,000,000
                                                     ===========    ===========

Net income                                             2,319,944      1,903,044
                                                     -----------    -----------
Fully diluted earnings per share                     $      0.19    $      0.19
                                                     ===========    ===========
